Exhibit 10.3

INFINITY PHARMACEUTICALS, INC.

Nonstatutory Stock Option

Granted Under 2010 Stock Incentive Plan (the “Plan”)

1. Grant of Option. It is intended that the option shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”). Except as otherwise indicated by the context, the term “Participant”, as used herein, shall be deemed to include any person who acquires the right to exercise the option validly under its terms. The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all shares (the “Shares”) of common stock, $0.001 par value per share (“Common Stock”), of Infinity Pharmaceuticals, Inc. (the “Company”) for which it is vested until the earlier of the expiration of the option or the termination of the option under Section 2 hereof or the Plan.

2. Exercise of Option.

(a) Form of Exercise. Each election to exercise the option shall be in writing (which may be in electronic form), signed by the Participant, and accompanied by payment in full in the manner provided in the Plan. The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of the option may be for any fractional share.

(b) Continuous Relationship with the Company Required. Except as otherwise provided in this Section 2, the option may not be exercised unless the Participant, at the time he or she exercises the option, is, and has been at all times since the date of grant, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c) Termination of Relationship with the Company. If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise the option shall terminate three months after such cessation (but in no event after the option expiration date), provided that the option shall be exercisable only to the extent that the Participant was entitled to exercise the option on the date of such cessation. Notwithstanding the foregoing, if the Participant, prior to the option expiration date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise the option shall terminate immediately upon such violation.

(d) Exercise Period Upon Death or Disability. If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the option expiration date while he or she is an Eligible Participant and the Company has not terminated such relationship for “cause” as specified in paragraph (e) below, the option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that the option shall be exercisable only to the extent that the option was exercisable by the Participant on the date of his or her death or disability, and further provided that the option shall not be exercisable after the option expiration date.

(e) Termination for Cause. If, prior to the option expiration date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise the option shall terminate immediately upon the effective date of such termination of employment or other relationship. If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “Cause” shall have the meaning ascribed to such term in such agreement. Otherwise, “Cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive. The Participant shall be considered to have been discharged for “Cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

3. Withholding. No Shares will be issued pursuant to the exercise of the option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of the option.

4. Nontransferability of Option. The option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will, the laws of descent and distribution, or a qualified domestic relations order, and, during the lifetime of the Participant, the option shall be exercisable only by the Participant; provided, however, that the Participant may make a gratuitous transfer of this option to or for the benefit of any immediate family member, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof so long as the Company is eligible to use a Form S-8 under the Securities Act for the registration of the sale of the Common Stock subject to this option to such proposed transferee; provided further, that the Company shall not be required to recognize any such permitted transfer until such time as such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of this option.

5. Provisions of the Plan. The option is subject to the provisions of the Plan, a copy of which is available to the Participant on the Company’s intranet at http://infinet.